Press
Information

Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Press Contacts: Didi Blackwood / Jessica Benbow
Arbitron Inc.
410-312-8523 / 410-312-8363
didi.blackwood@arbitron.com / jessica.benbow@arbitron.com

FOR IMMEDIATE RELEASE

ARBITRON INC. REPORTS 2009 THIRD QUARTER FINANCIAL RESULTS
Reports earnings per share (diluted) of $0.51;
Reiterates full-year revenue and earnings per share guidance

Columbia, MD, October 20, 2009 – Arbitron Inc. (NYSE: ARB) today announced financial results for the third quarter ended September 30, 2009.

Net income for the quarter was $13.7 million or $0.51 per share (diluted), compared with $17.0 million or $0.63 per share (diluted) for the third quarter of 2008.

For the third quarter of 2009, the Company reported revenue of $98.1 million, a decrease of 4.3 percent over revenue of $102.5 million during the third quarter of 2008.

Lower revenue during the current quarter compared to the third quarter of last year is largely the result of several previously disclosed factors, including: the impact of a decision by Cumulus and Clear Channel to subscribe to a competitor’s diary-based radio ratings service in a limited number of small and medium sized markets, beginning with the Spring 2009 survey period; the impact of Univision electing not to subscribe to the Portable People Meter™ (PPM™) service in certain markets; and the continued impact of the advertising recession on renewals and new business.

Comparability between the 2008 and 2009 third quarters is also affected by the previously disclosed impact of the transition of our services from diary to PPM. During the first quarter of PPM commercialization, Arbitron recognizes revenue based on the delivery of both the final quarterly diary ratings and the initial monthly PPM ratings in each market. This impact was pronounced in the third quarter of 2008 – during which the Company commercialized the PPM service in eight large markets, including New York, Los Angeles, Chicago, and San Francisco.

Costs and expenses for the third quarter increased by 1.9 percent, from $72.1 million in 2008 to $73.5 million in 2009, due primarily to the recognition of a $1.8 million, or $0.04 per share (diluted), non-cash charge relating to the acceleration of pension expense for certain pension plan participants who were part of the Company’s restructuring and reorganization program.

The planned increase in expenditures for the commercialization of the PPM ratings service and the introduction of cell-phone-only household sampling in diary markets were offset by savings realized from the reorganization and restructuring program.

In the third quarter of 2009, share-based compensation totaled $2.9 million compared to $2.1 million in the third quarter of 2008.

Earnings before interest and income tax expense (EBIT) for the quarter were $22.7 million, compared with EBIT of $28.2 million for the third quarter of 2008.

For the nine months ended September 30, 2009, revenue was $283.4 million, an increase of 3.0 percent over revenue of $275.2 million for the same period in 2008.

EBIT decreased 12.6 percent from $56.4 million in the first nine months of 2008 to $49.3 million for the same period in 2009, due primarily to $10.1 million of reorganization and restructuring expense recorded year-to-date.

Net income for the nine-month period decreased by $4.3 million to $29.6 million compared with $33.8 million in 2008. Earnings per share (diluted) for the nine months in 2009 were $1.11 compared with $1.23 per share (diluted) last year.

Trade receivables as of September 30, 2009 were $50.0 million compared to $65.0 million as of June 30, 2009 and $50.0 million as of December 31, 2008.

Management Comment on Third Quarter 2009
“In the third quarter of 2009, Arbitron commercialized the Portable People Meter radio ratings service in Tampa–St. Petersburg–Clearwater, St. Louis, Denver–Boulder, Baltimore and Pittsburgh, bringing to 25 the total number of PPM markets,” said Michael Skarzynski, President and Chief Executive Officer. “In addition, we have built out the PPM panels and begun the pre-currency surveys for the eight additional PPM markets that we plan to commercialize in December 2009.

“We continue to receive positive feedback from the market that electronic measurement is improving broadcasters’ programming and sales strategies. Our goal is to help the radio industry leverage the advantages that PPM can offer to increase the value and utility of radio for local and national advertisers in all markets.

“With the start of the Fall 2009 survey in September, Arbitron is now sampling cell-phone-only households in all our diary-based syndicated radio markets in the continental U.S., Alaska and Hawaii, an important milestone in our continuous improvement programs.

“Also in the third quarter, the ratings consortium in Canada launched the world’s largest combined panel for television and radio audience measurement, using our PPM technology.

“We created a Cross-Platform media measurement group, bringing together product development, sales and product management in a significant step toward leveraging our PPM technologies beyond our traditional radio business,” said Mr. Skarzynski.

2009 Guidance
Arbitron is reiterating the following revenue and EPS guidance:

For the full year 2009, Arbitron continues to expect revenue to increase between two percent and six percent as compared to full year 2008 revenue of $368.8 million.

For the full year 2009, Arbitron continues to expect earnings per share (diluted) to be between $1.40 and $1.55, an increase of between three percent and 14 percent, as compared to $1.36 for the full year 2008.

The Company’s earnings per share guidance for the full year 2009 currently contemplates the impact of $10.1 million in pre-tax expense, related to the restructuring and reorganization program.

Earnings conference call: schedule and access
Arbitron will host a conference call at 10:00 a.m. Eastern Time. The Company invites you to listen to the call by dialing (toll free) 888-562-3356. The conference call can be accessed from outside of the United States by dialing 973-582-2700. To participate, users will need to use the following code: 32982459. The call will also be available live on the Internet at the following sites: www.arbitron.com, www.ccbn.com and www.streetevents.com.

A replay of the call will be available from 12:00 p.m. on October 20, 2009 through 11:59 p.m. on October 27, 2009. To access the replay, please call (toll free) 800-642-1687 in the United States, or 706-645-9291 if you’re calling from outside of the United States. To access the replay, users will need to enter the following code: 32982459.

Presentation of Non-GAAP Information
The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, either income from continuing operations, as an indicator of Arbitron’s operating performance, or cash flow, as a measure of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

About Arbitron

Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The Company has developed the Portable People Meter, a new technology for media and marketing research.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

Arbitron Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	absorb costs related to legal proceedings and governmental entity interactions and avoid related fines, limitations, or conditions on our business activities, including, without limitation, by meeting or exceeding our commitments and agreements with various governmental entities;

•	successfully commercialize our Portable People Meter service;

•	successfully manage the impact on our business of the current economic downturn generally, and in the advertising market, in particular, including, without limitation, the insolvency of any of our customers or the impact of such downturn on our customers’ ability to fulfill their payment obligations to us;

•	successfully maintain and promote industry usage of our services, a critical mass of broadcaster encoding, and the proper understanding of our audience measurement services and methodology in light of governmental actions, including investigation, regulation, legislation, or litigation, customer or industry group activism, or adverse community or public relations efforts;

•	compete with companies that may have financial, marketing, sales, technical, or other advantages over us;

•	successfully design, recruit and maintain PPM panels that appropriately balance research quality, panel size, and operational cost;

•	successfully develop, implement, and fund initiatives designed to increase sample quality;

•	complete the Media Rating Council, Inc. (“MRC”) audits of our local market PPM ratings services in a timely manner and successfully obtain and/or maintain MRC accreditation for our audience measurement business;

•	renew contracts with key customers;

•	successfully execute our business strategies, including entering into potential acquisition, joint-venture or other material third-party agreements;

•	effectively manage the impact, if any, of any further ownership shifts in the radio and advertising agency industries;

•	effectively respond to rapidly changing technological needs of our customer base, including creating new proprietary software systems, such as software systems to support our cell phone-only sampling plans, and new customer services that meet these needs in a timely manner;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, consumer trends including a trend toward increasing incidence of cell phone-only households, privacy concerns, technology changes, and/or government regulations;

•	successfully develop and implement technology solutions to encode and/or measure new forms of media content, delivery and advertising in an increasingly competitive environment;

•	successfully integrate our new management team;

•	realize the anticipated savings from the Company’s workforce and expense reduction program; and

•	provide appropriate levels of operational capacity and funding to support the more labor intensive identification and recruitment of cell-phone-only households into our panels and samples

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2008, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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(Tables to Follow)

Arbitron Inc.
Consolidated Statements of Income
Three Months Ended September 30, 2009 and 2008
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,			%
	2009	2008	Change	Change
Revenue	$98,123	$102,526	$(4,403)	(4.3%)
Costs and expenses
Cost of revenue	44,454	41,795	2,659	6.4%
Selling, general and administrative	16,908	20,058	(3,150)	(15.7%)
Research and development	10,385	10,274	111	1.1%
Restructuring and reorganization	1,718	-	1,718	NM
Total costs and expenses	73,465	72,127	1,338	1.9%
Operating income	24,658	30,399	(5,741)	(18.9%)
Equity in net loss of affiliate	(1,948)	(2,194)	246	(11.2%)
Earnings before interest and income taxes (1)	22,710	28,205	(5,495)	(19.5%)
Interest income	11	127	(116)	(91.3%)
Interest expense	365	644	(279)	(43.3%)
Income from continuing operations before income taxes	22,356	27,688	(5,332)	(19.3%)
Income tax expense	8,637	10,788	(2,151)	(19.9%)
Income from continuing operations	13,719	16,900	(3,181)	(18.8%)
Discontinued Operations
Gain from discontinued operations, net of taxes	-	57	(57)	NM
Loss from sale of discontinued operations, net of taxes	-	(2)	2	NM
Net gain from discontinued operations, net of taxes	-	55	(55)	NM
Net Income	$13,719	$16,955	$(3,236)	(19.1%)
Basic weighted average common share
Income from continuing operations	$0.52	$0.63	$(0.11)	(17.5%)
Net gain from discontinued operations, net of taxes	-	-	-	—
Net income	$0.52	$0.64	$(0.12)	(18.8%)
Diluted weighted average common share
Income from continuing operations	$0.51	$0.63	$(0.12)	(19.0%)
Net gain from discontinued operations, net of taxes	-	-	-	—
Net income	$0.51	$0.63	$(0.12)	(19.0%)
Weighted average shares used in calculations
Basic	26,515	26,652	(137)	(0.5%)
Diluted	26,688	26,900	(212)	(0.8%)
Dividends per common share	$0.10	$0.10	-	—
Other data:
EBITDA (1)	$28,694	$32,763	$(4,069)	(12.4%)
(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below. NM= Not meaningful. Certain per share amounts may not total due to rounding.

Arbitron Inc.
Consolidated Statements of Income
Nine Months Ended September 30, 2009 and 2008
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,			%
	2009	2008	Change	Change
Revenue	$283,411	$275,246	$8,165	3.0%
Costs and expenses
Cost of revenue	139,745	129,490	10,255	7.9%
Selling, general and administrative	54,683	58,587	(3,904)	(6.7%)
Research and development	30,275	29,802	473	1.6%
Restructuring and reorganization	10,074	-	10,074	NM
Total costs and expenses	234,777	217,879	16,898	7.8%
Operating income	48,634	57,367	(8,733)	(15.2%)
Equity in net income (loss) of affiliate(s)	633	(973)	1,606	NM
Earnings before interest and income taxes (1)	49,267	56,394	(7,127)	(12.6%)
Interest income	44	582	(538)	(92.4%)
Interest expense	1,063	1,524	(461)	(30.2%)
Income from continuing operations before income taxes	48,248	55,452	(7,204)	(13.0%)
Income tax expense	18,692	21,615	(2,923)	(13.5%)
Income from continuing operations	29,556	33,837	(4,281)	(12.7%)
Discontinued Operations
Loss from discontinued operations, net of taxes	-	(438)	438	NM
Gain from sale of discontinued operations, net of taxes	-	423	(423)	NM
Net loss from discontinued operations, net of taxes	-	(15)	15	NM
Net Income	$29,556	$33,822	$(4,266)	(12.6%)
Basic weighted average common share
Income from continuing operations	$1.12	$1.24	$(0.12)	(9.7%)
Net loss from discontinued operations, net of taxes	-	-	-	—
Net income	$1.12	$1.24	$(0.12)	(9.7%)
Diluted weighted average common share
Income from continuing operations	$1.11	$1.23	$(0.12)	(9.8%)
Net loss from discontinued operations, net of taxes	-	-	-	—
Net income	$1.11	$1.23	$(0.12)	(9.8%)
Weighted average shares used in calculations
Basic	26,478	27,339	(861)	(3.1%)
Diluted	26,629	27,546	(917)	(3.3%)
Dividends per common share	$0.30	$0.30	-	—
Other data:
EBITDA (1)	$66,132	$69,053	$(2,921)	(4.2%)
(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below. NM=Not meaningful.

Arbitron Inc.
EBIT and EBITDA Non-GAAP Reconciliation
Three and Nine Months Ended September 30, 2009 and 2008
(In thousands)
(Unaudited)

		Three Months Ended				Nine Months Ended
		September 30,				September 30,
		2009		2008	2009		2008

Income from continuing operations	$13,719		$16,900	$29,556		$33,837
Income tax expense	8,637		10,788	18,692		21,615
Net interest expense	354		517	1,019		942

EBIT (2)	$22,710		$28,205	$49,267		$56,394

Depreciation and amortization	5,984		4,558	16,865		12,659

EBITDA (2)	$28,694		$32,763	$66,132		$69,053

(2) Arbitron’s management believes that presenting EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization), both non-GAAP financial measures, as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating Arbitron’s operating performance in some of the same manners that management does because EBIT and EBITDA exclude certain items that are not directly related to Arbitron’s core operating performance. Arbitron’s management references these non-GAAP financial measures in assessing current performance and making decisions about internal budgets, resource allocation and financial goals. EBIT is calculated by adding back net interest expense and income tax expense to income from continuing operations. EBITDA is calculated by adding back net interest expense, income tax expense, and depreciation and amortization to income from continuing operations. EBIT and EBITDA should not be considered substitutes either for income from continuing operations, as indicators of Arbitron’s operating performance, or for cash flow, as measures of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

Arbitron Inc.
Condensed Consolidated Balance Sheets
September 30, 2009 and December 31, 2008
(In thousands)

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$12,307	$8,658
Trade receivables	50,038	50,037
Property and equipment, net	68,459	62,930
Goodwill, net	38,500	38,500
Other assets	30,195	39,472
Total assets	$199,499	$199,597
Liabilities and Stockholders’ Equity (Deficit):
Deferred revenue	$48,519	$57,304
Other liabilities	47,830	71,788
Long term debt	85,000	85,000
Stockholders’ equity (deficit)	18,150	(14,495)
Total liabilities and stockholders’ equity (deficit)	$199,499	$199,597

Note: The December 31, 2008 Condensed Consolidated Balance Sheet is derived from the audited Balance Sheet included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.